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Geotek Communications, Inc.
September 27, 1996
Page 1


                                                                       Exhibit 5



                    [GEOTEK COMMUNICATIONS, INC. LETTERHEAD]




                                                              September 27, 1996



Geotek Communications, Inc.
20 Craig Road
Montvale, New Jersey 07645

Gentlemen:

         I am general counsel to Geotek Communications, Inc., a Delaware corporation (the "Company"), and have served in such capacity in connection with the preparation of the Company's Registration Statement on Form S-3 which the Company intends to file with the Securities and Exchange Commission (the "SEC") on or about September 26, 1996 under the Securities Act of 1933, as amended (the Registration Statement as amended at the time it becomes effective being referred to herein as the "Registration Statement"). The Registration Statement relates to, among other things, (i) the offer and sale by Hughes Network Systems, Inc. ("HNS") of up to 3,888,889 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company issuable by the Company upon the conversion of a convertible note (the "HNS Note"), in the aggregate principal amount of $24,500,000 issued by the Company to HNS pursuant to the Loan Agreement, made as of December 21, 1995, by and among Geotek Financing Corporation, the Company and HNS (the "HNS Loan Shares"); (ii) the issuance and sale, to and the offer and sale by, HNS of warrants to purchase up to 2,500,000 shares of Common Stock at exercise prices ranging from $8.6250 to $12.9375 (the "HNS Warrants"); (iii) the offer and sale by HNS of the shares of Common Stock issuable pursuant to exercise of the HNS Warrants (the "HNS Warrant Shares");
(iv) the offer and sale by Toronto Dominion Investments, Inc. ("TDI") of an aggregate of 531,463 shares of Common Stock issuable upon the conversion of 531,463 shares of the Company's Series L Cumulative Convertible Preferred Stock (the "TDI Shares"); (v) the offer and sale by S-C Rig Investments-III, L.P. ("S-C Rig") of an aggregate of 4,210,526 shares of Common Stock issuable by the Company upon the exercise of certain warrants issued by the Company to S-C Rig (the S-C Rig Warrant Shares"); (vi) the offer and sale by certain investors of
(x) up to 5,000,000 shares of Common Stock issuable upon the conversion of 55,000 shares of the Company's Series N Cumulative Convertible Preferred Stock (the "Series N Conversion Shares"), (y) 1,650,000 shares of Common Stock issuable by the Company upon exercise of certain warrants issued by the Company to such investors (the "Series N Warrant Shares") and (z) up to 3,500,000 shares of Common Stock which may be issued in satisfaction of dividends on the Series N Cumulative Convertible Preferred Stock (the "Series N Dividend Shares," and together with the Series N Conversion Shares and Series N Warrant Shares, the "Series N Shares"); (vii) the offer and sale by Leonard M. Klehr ("Klehr") of 50,000 shares of Common Stock issuable by the Company (the "Klehr Shares") upon the exercise of certain options issued by the Company to Klehr; (viii) the offer and sale by Anam Industrial Co., Ltd. ("Anam") of 500,000 shares of Common Stock issuable by the Company (the "Anam Shares") upon the exercise of certain options issued by the Company to Anam; (ix) the offer and sale by James J. Kim ("Kim") of 250,000 shares of Common Stock issuable by the Company (the "Kim Shares") upon the exercise of certain options issued by the Company to Kim and (x) the offer and sale by David Tamir ("Tamir") of up to 120,000 shares of Common Stock issuable by the Company (the "Tamir Shares") upon the conversion of a promissory note (the "Tamir Note") issued by the Company to Tamir.

         I have examined, among other things, (i) the Amended and Restated Certificate of Incorporation (including all Certificates of Designation filed in connection therewith) and the Bylaws of the Company, as amended;


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Geotek Communications, Inc.
September 27, 1996
Page 2


(ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the shares of Common Stock described above; and other instruments and documents and statutory and other materials as I have deemed necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinion below, I have assumed, without any independent investigation or verification of any kind the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals and the conformity to original documents and completeness of all documents submitted to me as certified, conformed or photostatic copies.

         Based on and subject to the foregoing and subject to the qualifications, limitations and exceptions contained below, I am of the opinion that:

                  (i) Upon the conversion of the HNS Note in accordance with the terms thereof, the HNS Loan Shares will be legally issued, fully paid and non-assessable;

                  (ii) The HNS Warrants have been duly authorized, executed and delivered by the Company, and when exercised in accordance with the terms thereof, the HNS Warrant Shares will be legally issued, fully paid and non-assessable;

                  (iii) Upon the conversion of the Series L Cumulative Convertible Preferred Stock in accordance with the terms thereof, the TDI Shares will be legally issued, fully paid and non-assessable;

                  (iv) Upon the exercise of the S-C Rig Warrants in accordance with the terms thereof, the S-C Rig Warrant Shares will be legally issued, fully paid and non-assessable;

                  (v) Upon the conversion of the Series N Cumulative Convertible Preferred Stock in accordance with the terms thereof, the Series N Conversion Shares will be legally issued, fully paid and non-assessable;

                  (vi) Upon the exercise of the Series N Warrants in accordance with the terms thereof, the Series N Warrant Shares will be legally issued, fully paid and non-assessable;

                  (vii) Upon the issuance of the Series N Dividend Shares in accordance with the terms of the Series N Cumulative Convertible Preferred Stock, the Series N Dividend Shares will be legally issued, fully paid and non-assessable;

                  (viii) Upon the exercise of the Klehr options by Klehr in accordance with the terms thereof, the Klehr Shares will be legally issued, fully paid and non-assessable;

                  (ix) Upon exercise of the Anam Options by Anam in accordance with the terms thereof, the Anam Shares will be legally issued, fully paid and non-assessable;

                  (x) Upon exercise of the Kim Options by Kim in accordance with the terms thereof, the Kim Shares will be legally issued, fully paid and non-assessable; and

                  (xi) Upon the conversion of the Tamir Note in accordance with the terms thereof, the Tamir Shares will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and United States Federal law. No opinion is expressed on any matters other than those expressly referred to herein. The opinions set forth herein are as of the date of this letter and I do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.



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Geotek Communications, Inc.
September 27, 1996
Page 3


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                       Very truly yours,

                                       /s/ Robert Vecsler

                                       Robert Vecsler
                                       General Counsel and Corporate Secretary